CAREVIEW COMMUNICATIONS, INC. 8-K

Exhibit 10.32

CONSENT AND AGREEMENT REGARDING SBA LOAN AGREEMENT

This CONSENT AND AGREEMENT REGARDING SBA LOAN AGREEMENT (this “Consent Agreement”), dated as of April 17, 2020, by and among CAREVIEW COMMUNICATIONS, INC., a Nevada corporation (the “Company”), CAREVIEW COMMUNICATIONS, INC., a Texas corporation and a wholly owned subsidiary of the Company (the “Borrower”), CAREVIEW OPERATIONS, L.L.C., a Texas limited liability company and a wholly owned subsidiary of the Borrower (the “Subsidiary Guarantor”), and each of the undersigned NOTE INVESTORS (collectively, the “Majority Investors”), which Majority Investors collectively are holders of at least a majority of the shares of common stock of the Company issued or issuable (on an as converted basis) upon conversion of the Notes and Warrants under the NWPA (each term as defined below).

RECITALS

WHEREAS, the Company and investors including the Majority Investors have entered into that certain Note and Warrant Purchase Agreement dated as of April 21, 2011 (as amended, the “NWPA”), pursuant to which the Company issued to investors including the Majority Investors senior secured convertible notes (the “Notes”) and warrants to purchase the Company’s common stock (the “Warrants”);

WHEREAS, the Company and the Borrower have determined that it is in the best interest of the Company and the Borrower to obtain a loan from the U.S. Small Business Administration (the “SBA”) under the SBA’s Paycheck Protection Program, and have requested that the Majority Investors agree to consent, pursuant to the terms of the NWPA, to the Borrower’s entering into a loan agreement with an SBA lender on or about April 13, 2020 and/or similar or related documentation thereto (collectively, the “SBA Loan Agreement”) for an unsecured loan from the SBA to the Borrower in the original aggregate principal amount of $781,800.00 (the “SBA Loan”); and

WHEREAS, the Majority Investors are willing to consent to the SBA Loan Agreement under the terms of the NWPA, and the parties hereto desire to deem the SBA Loan to be “Permitted Indebtedness” under the NWPA.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Article I.
DEFINITIONS

1.1             Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Consent Agreement, including its preamble and recitals, have the meanings provided in the NWPA

Article II.
CONSENT UNDER NWPA

2.1            Consent to SBA Loan. Pursuant to Section 7.9 of the NWPA, the Majority Investors hereby (i) consent pursuant to Section 6.5 of the NWPA to the Borrower’s entering into the SBA Loan Agreement and borrowing the SBA Loan, and (ii) agree that the SBA Loan shall be deemed to be Permitted Indebtedness for the purposes of Section 7.1(k) of the NWPA.

Article III.
MISCELLANEOUS

3.1            Ratification and Confirmation. Each of the Company, the Borrower and the Subsidiary Guarantor hereby acknowledges, agrees and confirms that the NWPA and each of the other Transaction Documents, except as expressly set forth in the consent provided herein, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

3.2            Expenses. The Company will pay and bear full responsibility for the reasonable legal fees and other out-of-pocket costs and expenses of the Majority Investors attributable to the negotiation and consummation of this Consent Agreement.

3.3            Governing Law. All questions concerning the construction, interpretation and validity of this Consent Agreement shall be governed by and construed and enforced in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether in the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In furtherance of the foregoing, the internal law of the State of Delaware will control the interpretation and construction of this Consent Agreement, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily or necessarily apply.

3.4            Construction. The Company and the Majority Investors acknowledge that the Company and its independent counsel and the Majority Investors and their independent counsel have jointly reviewed and drafted this document, and agree that any rule of construction and interpretation to the effect that drafting ambiguities are to be resolved against the drafting party shall not be employed.

3.5            Counterparts; Facsimile and Electronic Signatures. This Consent Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Counterpart signatures to this Consent Agreement delivered by facsimile or other electronic transmission shall be acceptable and binding.

3.6            Headings. The section and paragraph headings contained in this Consent Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Consent Agreement.

[Signature page follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Consent Agreement to be duly executed and delivered as of the date first above written.

CAREVIEW COMMUNICATIONS, INC.,
a Nevada corporation

By:	/s/ Steven G. Johnson
	Name:	Steven G. Johnson
	Title:	President and Chief Executive Officer

CAREVIEW COMMUNICATIONS, INC.,
a Texas corporation

By:	/s/ Steven G. Johnson
	Name:	Steven G. Johnson
	Title:	President and Chief Executive Officer

CAREVIEW OPERATIONS, L.L.C.,
a Texas limited liability company

By:	/s/ Steven G. Johnson
	Name:	Steven G. Johnson
	Title:	President and Chief Executive Officer

[Signature Page to Consent Agreement]

MAJORITY INVESTORS:

HealthCor Partners Fund, L.P.
By: HealthCor Partners Management L.P., as Manager
By: HealthCor Partners Management, G.P., LLC, as General Partner

By:	/s/ Jeffrey C. Lightcap
Name: Jeffrey C. Lightcap
Title: Senior Managing Director
Address:	HealthCor Partners
1325 Avenue of Americas, 27th Floor
New York, NY 10019

HealthCor Hybrid Offshore Master Fund, L.P.
By: HealthCor Hybrid Offshore G.P., LLC, as General Partner

By:	/s/ Anabelle Gray
Name: Anabelle Gray
Title:
Address:	HealthCor Partners
1325 Avenue of Americas, 27th Floor
New York, NY 10019

[Signature Page to Consent Agreement]

MAJORITY INVESTORS:

/s/ Steven B. Epstein
Steven B. Epstein

/s/ James R. Higgins
Dr. James R. Higgins

/s/ Steven G. Johnson
Steven G. Johnson

/s/ Jeffrey C. Lightcap
Jeffrey C. Lightcap

[Signature Page to Consent Agreement]